Exhibit 99.1

Contact:

Shelley Boxer, V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Jim Olecki
Press: Scot Hoffman

Financial Dynamics

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS

FISCAL 2006 FIRST QUARTER RESULTS

— Sales increase 12.4% to $295.9 million —

— Earnings per diluted share increase 27.0% to $0.47 —

Melville, NY, January 5, 2006 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC or the Company” one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for its fiscal 2006 first quarter ended November 26, 2005.

For the first quarter of fiscal 2006, net sales rose 12.4% to $295.9 million from net sales of $263.3 million in the fiscal 2005 first quarter.  Net income for the fiscal 2006 first quarter was $31.9 million versus $26.0 million in the year-ago period, an increase of 22.9%.  Fiscal 2006 first quarter diluted earnings per share increased 27.0% to $0.47, compared with diluted earnings per share of $0.37 in the first quarter of fiscal 2005.  The Company’s results for the first quarter of fiscal 2006 include a charge of $0.03 per diluted share related to the expensing of stock options as required by SFAS 123R.  These expenses were not present in the Company’s results for the fiscal 2005 first quarter.

“We are very pleased with our results for the first quarter of fiscal 2006, which reflect our ability to continue executing our strategy, take share and grow,” stated David Sandler, President and Chief Executive Officer.  “Demand for our products remained strong during the quarter, and MSC continued to deliver on its value proposition to its customers, resulting in solid revenue and market share growth during the period.  At the same time, we maintained our focus on cost management, and saw operating margins rise to 17.4% in the quarter from 15.9% a year ago.  We were able to achieve this margin improvement while also executing on our growth strategy, further strengthening our sales force to support our growth and adding new locations on the West Coast as we continue our expansion strategy in that region.”

“MSC continued its strong financial performance in the fiscal 2006 first quarter,” said Chuck Boehlke, Executive Vice President and Chief Financial Officer.  “Driven by our strong revenue growth and expense controls, we were able to convert 30% of incremental revenue into operating profits during the period.  Excluding the additional operating costs related to SFAS 123R, this ‘read-through’ rate would have been 36%.  We also continued our strong cash flow performance, generating $33.0 million in free cash flow (see Note 1) during the first quarter of fiscal 2006.  Overall, we executed against all our financial goals, providing a strong foundation from which to invest in our future growth.”

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Mr. Sandler concluded, “While the timing of the Holiday season has always made forecasting fiscal second quarter more challenging, we continue to see solid demand in the marketplace and MSC is well positioned for future growth.  Based on current market conditions, we expect net sales for the fiscal 2006 second quarter of between $299.0 million and $305.0 million, and diluted earnings per share of between $0.46 and $0.48, which includes approximately $0.02 per diluted share related to the expensing of stock options.”

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the first quarter of fiscal 2006 results and to comment on current operations.  The call may be accessed via the Internet at: http://www.mscdirect.com.

Note 1 – Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment.  Net cash flow provided by operating activities during the fiscal 2006 first quarter was $35.7 million.  Expenditures for property, plant and equipment in the fiscal 2006 first quarter were $2.7 million.  Management considers free cash flow to be an important indicator of the Company’s financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, and repurchases of the Company’s stock.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States.  MSC distributes more than 500,000 industrial products from approximately 2,100 suppliers to approximately 342,000 customers.  In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial United States.  MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 91 branch sales offices, approximately 500 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.  Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, recent changes in accounting for equity related compensation, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and various other risk factors listed from time to time in the Company’s SEC reports.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands)

	November 26, 2005	August 27, 2005
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$90,360	$41,020
Available-for-sale securities	4,241	4,254
Accounts receivable, net of allowance for doubtful accounts	135,817	126,501
Inventories	238,303	231,199
Prepaid expenses and other current assets	15,932	18,856
Deferred income taxes	10,879	10,166
Total current assets	495,532	431,996

Available-for-sale securities	23,242	40,224
Property, Plant and Equipment, net	101,776	102,219
Goodwill	63,202	63,202
Other assets	11,594	13,957
Total Assets	$695,346	$651,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$42,417	$36,571
Accrued liabilities	60,311	56,080
Current portion of long-term notes payable	152	151
Total current liabilities	102,880	92,802
Long-term notes payable	792	830
Deferred income tax liabilities	27,373	27,550
Total liabilities	131,045	121,182
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	55	54
Class B common stock	20	21
Additional paid-in capital	355,627	351,649
Retained earnings	400,365	376,251
Accumulated other comprehensive loss	(83)	(82)
Class A treasury stock, at cost	(191,683)	(191,943)
Deferred stock compensation	—	(5,534)
Total shareholders’ equity	564,301	530,416
Total Liabilities and Shareholders’ Equity	$695,346	$651,598

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	November 26, 2005	November 27, 2004

Net sales	$295,906	$263,328
Cost of goods sold	157,046	144,527

Gross profit	138,860	118,801
Operating expenses	87,336	76,904

Income from operations	51,524	41,897

Other Income:
Interest income, net	847	776
Other income (expense), net	93	(71)

Total other income	940	705

Income before provision for income taxes	52,464	42,602
Provision for income taxes	20,529	16,615

Net income	$31,935	$25,987

Per Share Information:
Net income per common share:
Basic	$0.48	$0.38

Diluted	$0.47	$0.37

Weighted average shares used in computing net income per common share
Basic	66,376	68,450

Diluted	67,787	70,664

Cash dividend declared per common share	$0.12	$0.10

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Cash Flows

 (In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 26, 2005	November 27, 2004

Cash Flows from Operating Activities:

Net income	$31,935	$25,987
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	3,140	3,049
Loss on disposal of property, plant and equipment	—	184
Gain on sale of securities	(366)	—
Stock-based compensation	2,380	62
Provision for doubtful accounts	651	643
Deferred income taxes	(890)	(314)
Stock option income tax benefit	—	975
Amortization of bond premiums	80	120
Reclassification of excess tax benefits from stock-based compensation	(1,980)	—

Changes in operating assets and liabilities:
Accounts receivable	(9,967)	(6,514)
Inventories	(7,104)	(4,318)
Prepaid expenses and other current assets	2,924	(2,105)
Other assets	2,363	2,229
Accounts payable and accrued liabilities	12,561	9,514

Total adjustments	3,792	3,525

Net cash provided by operating activities	35,727	29,512

Cash Flows from Investing Activities:
Proceeds from sales of investments in available-for-sale securities	70,282	55,208
Purchases of investments in available-for-sale securities	(53,002)	(56,825)
Expenditures for property, plant and equipment	(2,697)	(1,727)

Net cash provided by (used in) investing activities	14,583	(3,344)

Cash Flows from Financing Activities:
Payment of cash dividend	(7,991)	(6,873)
Reclassification of excess tax benefits from stock-based compensation	1,980	—
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	430	327
Proceeds from exercise of Class A common stock options	4,648	9,484
Repayments of notes payable	(37)	(48)

Net cash (used in) provided by financing activities	(970)	2,890
Net increase in cash and cash equivalents	49,340	29,058
Cash and cash equivalents – beginning of period	41,020	39,517
Cash and cash equivalents – end of period	$90,360	$68,575
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$2,760	$1,123

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